UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):                                         February 15, 2008

INSITUFORM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-10786	13-3032158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17988 Edison Avenue, Chesterfield, Missouri	63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number,
including area code                                                             (636) 530-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                Other Events.

On February 15, 2008, Insituform Technologies, Inc. (the “Company”) received proceeds in the amount of $4.5 million in connection with the settlement of Insituform Technologies, Inc. et al. v. Cat Contracting et al., which matter was pending in the United States District Court in Houston, Texas.  In 1990, the Company initiated proceedings against Cat Contracting, Inc., Michigan Sewer Construction Company, Inc. and Inliner U.S.A., Inc. (subsequently renamed FirstLiner USA, Inc.), along with another party, alleging infringement of certain in-liner Company patents. In August 1999, the Court found that one of the Company’s patents was willfully infringed and awarded $9.5 million in damages. After subsequent appeals, the finding of infringement was affirmed, but the award of damages and finding of willfulness were subject to rehearing.   A trial on these issues was held in 2006.  In September 2007, the Court found that the defendants did not willfully infringe.  The Court, in its ruling, also asked the Company to submit a calculation of damages, including prejudgment interest.  In December 2007, the Company submitted to the Court a damages calculation of $9.6 million, inclusive of prejudgment interest.  At the time of the settlement, the Court had not entered a final judgment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSITUFORM TECHNOLOGIES, INC.

By: /s/  David F. Morris
  David F. Morris
  Senior Vice President, General Counsel and
  Chief Administrative Officer

Date:      February 19, 2008